SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this
"Amendment") is made as of the 1st day of June, 2000, among KEMET CORPORATION, a Delaware corporation (the "Borrower"); WACHOVIA BANK, N.A. as Agent (successor by merger to Wachovia Bank of Georgia, N.A. and hereinafter referred to as the "Agent") under the Credit Agreement (as herein defined) and the BANKS named in the Credit Agreement.

Background:

The Borrower, the Agent and the Banks have entered into a certain Credit Agreement dated as of October 18, 1996, as amended by a First Amendment to Credit Agreement dated as of August 30, 1997, as further amended by a Second Amendment to Credit Agreement dated as of March 31, 1998, as further amended by a Third Amendment to Credit Agreement dated as of September 9, 1998 and as further amended by a Fourth Amendment to Credit Agreement dated as of December 31, 1998 and as further amended by a Fifth Amendment to Credit Agreement dated as of June 30, 1999 and further amended by a Sixth Amendment to Credit Agreement dated as of July 1, 1999 (as amended, the "Credit Agreement")

The Borrower, the Agent and the Banks wish to further amend
The Credit Agreement in certain respects, as hereinafter provided.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit
Agreement.

SECTION 2.  Amendment.  Section 1.01 of the Credit
Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the definition of "Year 2000 Compliant and Ready" in its entirety;

(ii) amending and restating the definition of "Permitted
Investments" in its entirety to read as follows:

"Permitted Investments" shall mean Investments which are either (i) cash and Cash Equivalents, (ii) receivables created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) investments existing as of the Closing
Date and set forth in Schedule 5.07 (but without additional acquisitions thereof except as otherwise permitted hereby), (iv) investments by the Borrower, the Pledgor or any other Guarantor in industrial revenue bonds issued from time to time by Greenville
County, South Carolina and/or Greenwood County,
South Carolina pursuant to the Bond Issuance and Purchase Agreement, (v) capital stock or other securities received by the Borrower or any Subsidiary in payment of an account receivable where such capital stock or other securities are issued in connection with a bankruptcy reorganization of the Person obligated to pay such account receivable, and
(vi) any other Investment made pursuant to the Investment Policy.

(iii) adding a definition of the term "Investment Policy" which shall read in its entirety as follows:

"Investment Policy" means the Investment Policy of the Borrower in the form attached hereto as Exhibit
L, as the same may be amended from time to time with the consent of the Agent.

(b) Section 4.19 of the Credit Agreement is hereby deleted in its entirety.

(c) Section 5.01 of the Credit Agreement is hereby amended by deleting therefrom paragraphs (k) and (l), by adding an "and" at the end of paragraph (i) thereof and by changing the ";" a the end of paragraph (j) thereof to a ".".

(d) Section 5.07 of the Credit Agreement is hereby amended by deleting the "and" appearing immediately before clause (g) thereof and by adding at the end of such Section the word "and" and a new clause (h) which shall read "(h) Guarantees by the Borrower or a Subsidiary of an obligation of a Subsidiary which is not a Guarantor, provided that (A) the underlying obligation of such Subsidiary is otherwise permitted under the terms of this Agreement, and (B)the aggregate outstanding principal amount of obligations so Guaranteed shall not at any time exceed an amount equal to 10% of Consolidated Tangible Net Worth."

(e) There is hereby added to the Credit Agreement a new Exhibit
L which shall be in the form attached to this Amendment as Annex 1.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions, unless the Banks waive such conditions:

(a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Amendment signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Amendment and sent such counterpart to the Agent;
(b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true in all material respects on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This
Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit
Agreement, the Notes or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and the Banks as follows:

(a) Following the effectiveness of this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

(b) The Borrower has the corporate power and authority to enter into this Amendment and do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Credit Agreement as amended hereby is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally; and

(d) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit
Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

SECTION 8. Effective Date. This Amendment shall become effective as of the date first set forth above, upon receipt by the Agent from each of the parties hereto of either a duly executed signature page from a counterpart of this Amendment or a facsimile transmission of a duly executed signature page from a counterpart of this Amendment, signed by such party.




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WACHOVIA BANK, N.A. (successor by
merger to Wachovia Bank of  Georgia,
N.A. and Wachovia
Bank of South Carolina, N.A. and
formerly known as Wachovia Bank of
North Carolina, N.A.), as Agent and as
a Bank


By: /S/Christopher L. Fincher[SEAL]
Title: Senior Vice President







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ABN AMRO BANK N.V. ATLANTA AGENCY,
as Co-Agent and Bank



By: /S/  James S. Adelsheim [SEAL]
Title:   Group Vice President

		and

By: /S/  Natalie M. Smith [SEAL]
Title:   Assistant Vice President








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SUNTRUST BANK, ATLANTA



By: /S/   Nathan Bickford [SEAL]
Title:    Assistant Vice President

								and

					By: /S/   Brian K. Peters
					Title:    Managing Director









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FIRST UNION NATIONAL BANK   (formally
known as First Union National Bank of
South Carolina)



By: /S/  Frank R. Wrenn, III   [SEAL]

Title:   Senior Vice President








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BANK OF AMERICA, N.A.


By: /S/   Kevin McMahon     [SEAL]

Title: Managing Director










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